ANNUAL REPORT PURSUANT TO RULE 424(i)
FOR FISCAL YEAR ENDING JUNE 30, 2023
(to 10-K dated September 27, 2023)

ETF MANAGERS GROUP COMMODITY TRUST I
BREAKWAVE DRY BULK SHIPPING ETF
(THE “FUND”)

This annual report filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended June 30, 2023. A registration fee in the amount of $7,673.84 is required for the reporting period as shown in the exhibit hereto.